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                                                                   EXHIBIT 23.11

                      Consent of Pacific Media Associates


We consent to the use of data provided by us regarding the size of the electronic presentations market and the top five vendors (as attached) in the Registration Statement (Form S-1; File No. 333-48103), any Registration Statement relating to such Registration Statement under Rule 462 under the Securities Act of 1933, as amended, and any related Prospectus of Global Imaging Systems, Inc. for the registration of its common stock.


City, State: Mountain View, CA         Name: W.L. Coggshall
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Date:   5/1/98                         Signature: /s/ W.L. Coggshall
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